EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-16955) and Form S-8 (File Nos. 333-16127, 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115, 33-38781,
  33-39162, 33-40110, 33-48781, 33-59109, 33-63975 and 33-63977), of our report dated January 27, 1997 (included herein), on our audits of the consolidated financial statements of the Company, which is included in this Current Report on Form 8-K dated January 30, 1997, as indicated in item 7 herein.


                              /s/ COOPERS & LYBRAND L.L.P.


  New York, New York
  January 30, 1997